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                                                                  EXHIBIT 99.2



                        INTEGRATED SECURITY SYSTEMS, INC.
                       ANNOUNCES RESULTS OF ANNUAL MEETING

Irving, Texas - May 11, 2001 - Integrated Security Systems, Inc. (OTCBB Symbol:
IZZI) today announced the results of its annual stockholders meeting which was held on May 10, 2001 at the Company's executive offices.

The stockholders of the Company elected the following persons to serve as directors until the Company's next annual meeting or until their successors are duly elected: C.A. Rundell, Jr. Alan M. Arsht, William D. Breedlove, Russell Cleveland, Robert M. Galecke, John P. Jenkins and Frank R. Marlow.

The proposal to approve financial restructuring transactions for the Company was also approved. This transaction was initially proposed in November 2000, but required stockholder approval for consummation. With the approval of this transaction, the Company will convert all promissory notes and convertible debentures currently held by Renaissance Capital Growth & Income Fund III, Inc. Renaissance US Growth & Income Trust PLC, C.A Rundell, Jr., The Rundell Foundation HBW Investment Partners II, L.P. and HBW Capital Fund, L.P. into shares of newly created series of convertible preferred stock thus significantly lowering the interest expense and debt service requirements of the Company. The total amount of promissory notes converted will be $3.3 million, plus accrued interest and the total amount of convertible debentures converted will be $4.1 million, plus accrued interest. This transaction will leave the Company's balance sheet with $1.3 million of short-term and long-term debt. Although this financial restructuring, assuming conversion of the preferred stock, decreases the percentage ownership of the current Common Stock holders from approximately 26.4% to 16.6%, the restructuring significantly strengthens the balance sheet and the overall cash position of the Company. Since the Company has been in payment default and covenant default of the convertible debentures for several months prior to the proposed restructuring, the board of directors of the Company felt that this restructuring was in the best interest of the stockholders.

The stockholders also approved three additional proposals at the meeting; (a) an amendment to the Company's certificate of incorporation to increase the number of authorized shares of Common Stock from 35,000,000 to 75,000,000; (b) an amendment to the Company's certificate of incorporation to reduce the liquidation preference of the Series D Preferred Stock; and (c) an amendment to the Company's 1997 Omnibus Long-Term Incentive Plan to increase the number of shares of Common Stock which may be issued under the plan from 2,000,000 to 7,500,000.

"The Board of Directors of the Company looks forward to the challenges of focusing on the operations and future growth of the Company now that the financial restructuring is complete," commented C.A. Rundell, Jr., the Chairman of the Board. "The sales potential for the Intelli-Site product has dramatically increased with the release of the module-based product in early April 2001. Also, we remain optimistic about the sales potential for our railroad safety barrier gate. In addition, we are pleased with the progress that has been made thus far by the recent changes in our infrastructure both at Intelli-Site and B&B."




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Attached is a balance sheet as of March 31, 2001 adjusted to give effect to the financial restructuring approved at the May 10, 2001 stockholder's meeting. The impact of this restructuring was to reduce the company's interest burden and strengthen the balance sheet at a cost of dilution to the stockholders as described in the proxy statement previously filed with the Securities and Exchange Commission.

Headquartered in Irving, Texas, IZZI is a high technology company that designs, develops and markets security software to the commercial, industrial and governmental marketplaces. IZZI's Intelli-Site NT provides users with a software solution that integrates existing subsystems from multiple vendors without incurring the additional costs associated with upgrades or replacement. Intelli-Site NT features a user-defined graphics interface that controls various security devices within one or multiple facilities. IZZI is also a leading provider of traffic control and safety systems within the road and bridge and perimeter security gate industries. In addition, IZZI designs, manufactures and distributes automatic gates for highway railroad crossings including FHWA-accepted safety barrier gates that are designed to prevent vehicular intrusion onto railroad crossings. IZZI conducts its design, development, manufacturing and distribution activities through two wholly owned subsidiaries:
Intelli-Site, Inc. and B&B Electromatic, Inc.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that IZZI's actual results could differ materially from those projected by such forward-looking statements. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, the following: operations may not improve as projected, new products may not be accepted by the marketplace as anticipated, or new products may take longer to develop than anticipated. Additional information concerning the factors that could cause IZZI's actual results to differ may differ materially from IZZI's current expectations is contained in the Company's filings with the Securities and Exchange Commission.


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                        INTEGRATED SECURITY SYSTEMS, INC.
            UNAUDITED PRO FROMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 2001


                                                                      Historical     Pro Forma (1)
                                                                    -------------    -------------
ASSETS
Current assets:
    Cash and cash equivalents                                       $      79,178    $      79,178
    Accounts receivable                                                 1,078,478        1,078,478
    Inventories                                                           591,200          591,200
    Other current assets                                                  155,261          155,261
                                                                    -------------    -------------
        Total current assets                                            1,904,117        1,904,117

Property and equipment, net                                               840,558          840,558
Other assets                                                               16,411           16,411
                                                                    -------------    -------------
        Total assets                                                $   2,761,086    $   2,761,086
                                                                    =============    =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                $   1,026,529    $     413,374
    Accrued liabilities                                                   488,196          463,011
    Current portion of long-term debt and other liabilities             8,067,824          619,622
                                                                    -------------    -------------
        Total current liabilities                                       1,904,117        1,496,007

Long-term debt and other liabilities                                      649,747          649,747

Preferred stock subject to redemption                                          --        6,561,520

Stockholders' deficit
    Preferred stock                                                         1,023            1,633
    Common stock                                                          107,824          107,824
    Additional paid-in-capital                                         14,609,314       16,133,727
    Accumulated deficit                                               (22,070,621)     (22,070,621)
    Treasury stock, at cost - 50, 000 shares                             (118,750)        (118,750)
                                                                    -------------    -------------
        Total stockholders' deficit                                    (7,471,210)      (5,946,187)
                                                                    -------------    -------------
            Total liabilities and stockholders' deficit             $   2,761,086    $   2,761,086
                                                                    =============    =============



(1) Gives effect to the financial restructuring approved at the stockholder meeting on May 10, 2001.


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